Exhibit 99.1

HCI Group Reports Third Quarter 2022 Results

Claims from Hurricane Ian Remain Consistent with Prior Disclosure

Gross Premiums Earned Grew 21% Over Last Year

Third Quarter Loss Ratio Declined to 41.4% Excluding Ian

Tampa, Fla. – November 8, 2022 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported a net loss of $51.5 million, or $5.66 loss per share, in the third quarter of 2022 compared with net loss of $4.9 million, or $0.72 loss per share, in the third quarter of 2021. Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) was $51.2 million, or $5.62 loss per share, in the third quarter of 2022 compared with adjusted net loss of $3.5 million, or $0.64 loss per share, in the third quarter of 2021. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“Our deepest sympathies go out to those who have been impacted by Hurricane Ian,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We responded swiftly to the storm, marshaling the resources of our entire organization. Our execution highlights the investments we’ve made in technology and our ability to deliver on our commitment to policyholders.”

“Claims from Ian remain consistent with views we disclosed in October. We have adequate reinsurance to cover Ian claims and liquidity to support our business and growth plans. Excluding Ian, our insurance divisions produced solid results this quarter as gross premiums grew more than 20% and our gross loss ratio improved to 41.4%, a decline of 6.5 points from second quarter 2022. Ian underscores the value of homeowners insurance and the importance of a healthy insurance industry.”

Third Quarter 2022 Commentary

Consolidated gross written premiums of $191.2 million increased from $174.3 million in the third quarter of 2021. Homeowners Choice gross written premiums of $119.4 million increased from $118.3 million. TypTap Insurance Company gross written premiums grew to $71.8 million from $56.0 million.

Consolidated gross premiums earned of $181.7 million increased 21.3% from $149.8 million in the third quarter of 2021. Homeowners Choice gross premiums earned grew to $99.0 million from $98.3 million, and TypTap gross premiums earned grew to $82.7 million from $51.5 million.

Premiums ceded for reinsurance of $74.7 million increased from $55.6 million in the third quarter of 2021 primarily due to the growth of both Homeowners Choice and TypTap and a $12.6 million adjustment to reduce benefits under a multi-year reinsurance contract with retrospective provisions as a result of Hurricane Ian. Ceded premiums represented 41.1% and 37.1% of gross premiums earned in the third quarters of 2022 and 2021, respectively.

Net investment income of $18.5 million increased from $2.5 million in the third quarter of 2021. The increase was due to a net gain of $13.4 million on the sale of a portion of one of the properties in our Greenleaf portfolio as well as an increase in interest income from available-for-sale fixed maturity securities.

Losses and loss adjustment expenses of $139.8 million increased from $62.7 million in the same period of 2021. The increase in losses and loss adjustment expenses was primarily due to Hurricane Ian. Excluding the impact of Hurricane Ian, losses and loss adjustment expenses were $75.2 million, or 41.4% of gross premiums earned, in the third quarter of 2022 down from $86.8 million, or 47.9% of gross premiums earned, in the second quarter of 2022.

Policy acquisition and other underwriting expenses of $24.7 million increased from $23.3 million in the same quarter of 2021 but declined from 15.6% of gross premiums earned to 13.6% reflecting lower commission rates at TypTap.

General and administrative personnel expenses of $15.8 million increased from $11.5 million for the third quarter of 2021 due to an increase in personnel and related expenses in connection with the growth of the business including higher stock-based compensation.

Year-to-Date 2022 Results

For the nine months ended September 30, 2022, the company reported a net loss of $57.3 million, or $6.26 loss per share, compared with net income of $5.8 million, or $0.22 diluted earnings per share, for the nine months ended September 30, 2021. Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the nine-month period was $49.1 million, or $5.42 loss per share compared with adjusted net income of $6.3 million, or $0.15 diluted earnings per share, in the same period of 2021. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums of $554.6 million increased 14.3% from $485.1 million in the nine months ended September 30, 2021. Homeowners Choice gross written premiums were $323.7 million compared with $323.5 million. TypTap Insurance Company gross written premiums grew to $230.9 million from $161.6 million. The increase was primarily due to the UPC quota share arrangements and organic growth.

Consolidated gross premiums earned of $541.8 million increased 28.9% from $420.2 million in the nine months ended September 30, 2021. Homeowners Choice gross premiums earned grew to $331.0 million from $300.8 million, and TypTap gross premiums earned grew to $210.8 million from $119.4 million.

Premiums ceded for reinsurance of $184.1 million increased from $145.1 million in the first nine months of 2021 primarily due to the growth of both Homeowners Choice and TypTap and a $12.6 million adjustment to reduce benefits under a multi-year reinsurance contract with retrospective provisions as a result of Hurricane Ian. Ceded premiums declined as a percentage of gross premiums earned from 34.5% to 34.0% in the first nine months of 2022.

Net investment income of $25.1 million increased from $9.7 million in the nine months ended September 30, 2021. The increase was due to a net gain of $13.4 million on the sale of a portion of one of the properties in our Greenleaf portfolio as well as an increase in interest income from available-for-sale fixed maturity securities.

Net realized and unrealized investment losses were $9.4 million compared with net realized and unrealized investment gains of $4.3 million in the nine months ended September 30, 2021. The decrease was attributable to an overall decline in the market for equity securities compared with the nine months ended September 30, 2021.

Losses and loss adjustment expenses of $299.3 million increased from $164.3 million in the nine months ended September 30, 2021. The increase in losses and loss adjustment expenses was due to Hurricane Ian, TypTap’s growing premium base, policies assumed or renewed from United Property & Casualty Insurance Company as well as prior year loss development.

Policy acquisition and other underwriting expenses of $80.9 million increased from $69.6 million in the nine months ended September 30, 2021 but declined from 16.6% of gross premiums earned to 14.9% reflecting lower commission rates at TypTap.

General and administrative personnel expenses of $45.2 million increased from $31.7 million in the nine months ended September 30, 2021 due to an increase in personnel and related expenses in connection with the growth of the business including higher stock-based compensation.

Conference Call

HCI Group will hold a conference call later today, November 8, 2022, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (877) 545-0523

Listen-only international number: (973) 528-0016

Entry Code: 135686

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through November 8, 2023.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 46792

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Simon Rosenberg

Investor Relations

HCI Group, Inc.

Tel (813) 405-5261

srosenberg@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q3 2022	Q2 2022	Q1 2022	FY 2021
	(Unaudited)	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$119,400	$113,139	$91,141	$426,910
TypTap Insurance Company	71,781	73,013	86,153	247,479
Total Gross Written Premiums	191,181	186,152	177,294	674,389

Gross Premiums Earned:
Homeowners Choice	98,985	113,681	118,303	401,137
TypTap Insurance Company	82,728	67,443	60,622	175,907
Total Gross Premiums Earned	181,713	181,124	178,925	577,044

Gross Premiums Earned Loss Ratio	76.9%	47.9%	40.6%	39.4%

Per Share Metrics
GAAP Diluted EPS	$(5.66)	$(1.04)	$0.09	$0.21
Non-GAAP Adjusted Diluted EPS	$(5.62)	$(0.71)	$0.34	$0.10

Dividends per share	$0.40	$0.40	$0.40	$1.60

Book value per share at the end of period	$19.52	$26.39	$31.66	$31.92

Shares outstanding at the end of period	8,926,845	9,047,972	10,125,927	10,131,399

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $371,877 and $41,953, respectively and allowance for credit losses: $0 and $0, respectively)	$360,639	$42,583
Equity securities, at fair value (cost: $36,639 and $46,276, respectively)	33,946	51,740
Limited partnership investments	25,405	28,133
Investment in unconsolidated joint venture, at equity	18	363
Real estate investments	71,500	73,896
Total investments	491,508	196,715

Cash and cash equivalents	355,699	628,943
Restricted cash	2,900	2,400
Accrued interest and dividends receivable	2,032	353
Income taxes receivable	8,134	4,084
Premiums receivable, net (allowance: $4,573 and $1,750, respectively)	51,762	68,157
Prepaid reinsurance premiums	104,539	26,355
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	14,592	11,985
Unpaid losses and loss adjustment expenses (allowance: $451 and $90, respectively)	938,404	64,665
Deferred policy acquisition costs	48,258	57,695
Property and equipment, net	17,749	14,232
Right-of-use-assets - operating leases	1,597	2,204
Intangible assets, net	13,651	10,636
Funds withheld for assumed business	67,313	73,716
Other assets	26,605	14,717

Total assets	$2,144,743	$1,176,857

Liabilities and Equity
Losses and loss adjustment expenses	$1,201,842	$237,165
Unearned premiums	379,609	366,744
Advance premiums	28,672	13,771
Reinsurance payable on paid losses and loss adjustment expenses	3,046	4,017
Ceded reinsurance premiums payable	—	19,318
Accrued expenses	18,788	15,453
Deferred income taxes, net	1,705	11,739
Revolving credit facility	—	15,000
Long-term debt	211,667	45,504
Lease liabilities - operating leases	1,539	2,203
Other liabilities	33,453	31,485

Total liabilities	1,880,321	762,399

Commitments and contingencies
Redeemable noncontrolling interest	91,248	89,955

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,926,845 and 10,131,399 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	9,969	76,077
Retained income	175,056	246,790
Accumulated other comprehensive (loss) income, net of taxes	(10,795)	498
Total stockholders' equity	174,230	323,365
Noncontrolling interests	(1,056)	1,138
Total equity	173,174	324,503

Total liabilities, redeemable noncontrolling interest, and equity	$2,144,743	$1,176,857

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue

Gross premiums earned	$181,713	$149,809	$541,762	$420,191
Premiums ceded	(74,741)	(55,577)	(184,108)	(145,112)

Net premiums earned	106,972	94,232	357,654	275,079

Net investment income	18,530	2,520	25,082	9,749
Net realized investment (losses) gains	(884)	1,232	(1,204)	4,952
Net unrealized investment losses	(347)	(1,869)	(8,157)	(649)
Policy fee income	1,071	1,000	3,180	2,962
Other	1,312	2,102	3,065	3,502

Total revenue	126,654	99,217	379,620	295,595

Expenses

Losses and loss adjustment expenses	139,794	62,664	299,328	164,332
Policy acquisition and other underwriting expenses	24,678	23,340	80,949	69,574
General and administrative personnel expenses	15,848	11,537	45,183	31,733
Interest expense	2,813	1,664	4,929	5,743
Debt conversion expense	—	1,273	—	1,273
Other operating expenses	7,123	5,243	20,392	14,245

Total expenses	190,256	105,721	450,781	286,900

(Loss) income before income taxes	(63,602)	(6,504)	(71,161)	8,695

Income tax (benefit) expense	(12,099)	(1,636)	(13,907)	2,888

Net (loss) income	$(51,503)	$(4,868)	$(57,254)	$5,807
Net income attributable to redeemable noncontrolling interest	(2,285)	(2,202)	(6,801)	(5,175)
Net loss attributable to noncontrolling interests	2,829	833	4,018	1,196

Net (loss) income after noncontrolling interests	$(50,959)	$(6,237)	$(60,037)	$1,828

Basic (loss) earnings per share	$(5.66)	$(0.72)	$(6.26)	$0.23

Diluted (loss) earnings per share	$(5.66)	$(0.72)	$(6.26)	$0.22

Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings (loss) per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2022			September 30, 2022
	Loss	Shares (a)	Per Share	Loss	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net loss	$(51,503)			$(57,254)
Less: Net income attributable to redeemable noncontrolling interest	(2,285)			(6,801)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	2,829			4,018
Net loss attributable to HCI	(50,959)			(60,037)
Less: Loss attributable to participating securities	3,289			3,855
Basic Loss Per Share:
Loss allocated to common stockholders	(47,670)	8,427	$(5.66)	(56,182)	8,972	$(6.26)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Loss Per Share:
Loss available to common stockholders and assumed conversions	$(47,670)	8,427	$(5.66)	$(56,182)	8,972	$(6.26)

(a) Shares in thousands.
* For the three and nine months ended September 30, 2022, convertible senior notes, stock options, and warrants were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income (loss) is a Non-GAAP financial measure that removes from net income (loss) of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted net income (loss) and GAAP diluted earnings (loss) per share to Non-GAAP Adjusted diluted earnings (loss) per share is provided below.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2022
GAAP Net loss		$(51,503)		$(57,254)
Net unrealized investment losses	$347		$8,157
Less: Tax effect at 0%*	$-		$-
Net adjustment to Net loss		$347		$8,157
Non-GAAP Adjusted Net loss		$(51,156)		$(49,097)

*A valuation allowance was established at September 30, 2022 for the deferred tax benefits related to the 2022 pre-tax loss due to the impacts of Hurricane Ian. Consequently, there is no tax effect for net unrealized losses.

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings (loss) per common share calculated with the Non-GAAP financial measure Adjusted net income (loss) is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2022			September 30, 2022
	Loss	Shares (a)	Per Share	Loss	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net loss (non-GAAP)	$(51,156)			$(49,097)
Less: Net income attributable to redeemable noncontrolling interest	(2,285)			(6,801)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	2,812			3,967
Net loss attributable to HCI	(50,629)			(51,931)
Less: Loss attributable to participating securities	3,267			3,337

Basic Loss Per Share before unrealized gains/losses on equity securities:
Loss allocated to common stockholders	(47,362)	8,427	$(5.62)	(48,594)	8,972	$(5.42)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Loss Per Share before unrealized gains/losses on equity securities:
Loss available to common stockholders and assumed conversions	$(47,362)	$8,427	$(5.62)	$(48,594)	$8,972	$(5.42)

(a) Shares in thousands.
* For the three and nine months ended September 30, 2022, convertible senior notes, stock options, and warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2022
GAAP diluted Loss Per Share		$(5.66)		$(6.26)
Net unrealized investment losses	$0.04		$0.84
Less: Tax effect at 0%*	$-		$-
Net adjustment to GAAP diluted EPS		$0.04		$0.84
Non-GAAP Adjusted diluted EPS		$(5.62)		$(5.42)

*A valuation allowance was established at September 30, 2022 for the deferred tax benefits related to the 2022 pre-tax loss due to the impacts of Hurricane Ian. Consequently, there is no tax effect for net unrealized losses.